UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2013

ViaSat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information provided in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 26, 2013, ViaSat, Inc. (“ViaSat”) entered into a senior secured Credit Agreement (the “Credit Facility”) by and among ViaSat, Union Bank, N.A. (as administrative agent and collateral agent), and the other lenders party thereto. The Credit Facility refinances and replaces in its entirety ViaSat’s Fifth Amended and Restated Revolving Loan Agreement, dated as of May 9, 2012, by and among ViaSat, Union Bank, N.A. (as administrative agent and collateral agent), and the other lenders party thereto, as amended (the “Prior Facility”). The Prior Facility was terminated and discharged in connection with the entry into the Credit Facility.

The Credit Facility provides for a revolving line of credit of $500.0 million (including up to $150.0 million of letters of credit). Commitments under the revolving line of credit terminate on November 26, 2018. Borrowings under the Credit Facility bear interest, at ViaSat’s option, at either (1) the highest of (a) the Federal Funds rate plus 0.50%, (b) the Eurodollar rate plus 1.00% or (c) the administrative agent’s prime rate as announced from time to time, or (2) the Eurodollar rate plus, in the case of each of (1) and (2), an applicable margin that is based on ViaSat’s total leverage ratio. The Credit Facility is required to be guaranteed by certain significant domestic subsidiaries of ViaSat (as defined in the Credit Facility) and is secured by substantially all of ViaSat’s and any subsidiary guarantor’s assets. At the closing of the Credit Facility, none of ViaSat’s subsidiaries guaranteed the Credit Facility.

The Credit Facility contains financial covenants regarding a maximum total leverage ratio and a minimum interest coverage ratio. In addition, the Credit Facility contains covenants that restrict, among other things, ViaSat’s ability to sell assets, make investments and acquisitions, make capital expenditures, grant liens, pay dividends and make certain other restricted payments. The Credit Facility also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding amounts under the Credit Facility immediately due and payable, and may terminate commitments to make any additional advances thereunder.

Certain of the lenders under the Credit Facility and the Prior Facility, and their respective affiliates, have performed, and may in the future perform, for ViaSat and its affiliates various commercial banking, investment banking, financial advisory or other services, for which they have received and may in the future receive customary compensation and expense reimbursement.

The description of the Credit Facility contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Facility, which is attached hereto as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Credit Agreement, dated as of November 26, 2013, by and among ViaSat, Inc., Union Bank, N.A. (as administrative agent and collateral agent), and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2013	ViaSat, Inc.

	By:	/s/ Paul Castor
Paul Castor
Associate General Counsel

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